Exhibit (a)(4)

             NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

If you previously elected to accept Aldila, Inc.'s offer to exchange options, and you would like to change your election and reject this offer in whole or in part, you must sign this Notice and execute a new Letter of Transmittal and all other related documents and return them to Aldila, Inc., 12140 Community Road, Poway, California 92064, Attention: Stock Option Exchange Offer (facsimile: (858) 513-1870), before 5:00 p.m., San Diego, California time, on June 28, 2002, unless the offer is extended. Delivery of a change of election by email will not be accepted. If you have questions, please contact the Stock Option Exchange Offer at the address above or by telephone at (858) 513-1801.

To Aldila, Inc.:

I previously received a copy of the Offer to Exchange, dated May 30, 2002, the related cover letter and letter of transmittal (the "Letter of Transmittal"). I signed and returned the Letter of Transmittal, in which I elected to accept Aldila's offer to exchange certain options, as listed on Schedule A to the Letter of Transmittal (the "Tendered Options"). I now wish to change that election and reject your offer to exchange certain of the Tendered Options, as indicated on my new Letter of Transmittal and all other related documents (the "Rejected Options"). I understand that by signing this Notice and a new Letter of Transmittal and all other related documents and delivering them to Aldila, Inc., 12140 Community Road, Poway, California 92064, Attention: Stock Option Exchange Offer (facsimile: (858) 513-1870), before 5:00 p.m., San Diego, California time, on June 28, 2002, I will be able to withdraw my acceptance of the offer and reject the offer to exchange the Rejected Options. I have read and understand all of the terms and conditions of the Offer to Exchange.

I understand that in order to reject the offer in whole or in part, I must sign and deliver this Notice and a new Letter of Transmittal and all other related documents to Aldila, Inc., 12140 Community Road, Poway, California 92064, Attention: Stock Option Exchange Offer (facsimile: (858) 513-1870), before 5:00 p.m., San Diego, California time, on June 28, 2002, or if Aldila extends the deadline to exchange options, before the extended expiration of the offer.

I understand that by rejecting the offer to exchange some or all of my Tendered Options as indicated on my new Letter of Transmittal, I will not receive any new options with respect to the Rejected Options and I will retain any Rejected Options I previously tendered on Schedule A to my original Letter of Transmittal. The options I reject to tender will continue to be governed by the stock option plan under which they were granted and existing option agreements between Aldila and me.

I have completed and signed the following exactly as my name appears on my original Letter of Transmittal.



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I would like to change my acceptance of the offer in accordance with the new Letter of Transmittal.

                             SIGNATURE OF OWNER


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(Signature of Holder or Authorized          |(Signature of Holder's Spouse,
 Signatory)                                 | if any)
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(HOLDER'S NAME, PLEASE PRINT IN FULL)       |(CAPACITY OF AUTHORIZED
                                            | SIGNATORY, IF APPLICABLE)
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                                            |Telephone No.:  (     )
Date:               , 2002                  |
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Address:                                    |
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Tax ID / Social Security No./Other          | E-mail:
Identification No.:                         |
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